Quest Solution Reports Fourth Quarter and Full-Year Results

2015 Revenue Grows 71% to $63.9 Million; Adjusted EBITDA of $1.56 Million

HENDERSON, Nev., April 18 2016 - — Quest Solution, Inc, “The Company” (OTCBB: QUES), today announced financial results for the fourth quarter and year ended December 31, 2015.

Full-Year 2015 Highlights

●	Net revenues of $63.9 million, an increase of 71% compared to the prior year

●	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) of $1.56 million, an increase of 651% compared to the prior year

●	Net loss of $1.7 million largely due to a $2.7 in depreciation and amortization expense as well as interest expense of $1.6 million

●	Cash flow from operations of $7.0 million compared to $618,761 in 2014

●	Completed the merger with ViascanQdata, adding significant labels and ribbons manufacturing capacity

●	Cancellation of 10,400,000 warrants and stock options

Fourth Quarter and Full-Year 2015- Select Financial Results

(In thousands, except share and per share data)

	Three Months Ended 12/31/15	Three Months Ended 12/31/14	12 Months Ended 12/31/15	12 Months Ended 12/31/14
Revenues	$22,909,208	$11,169,105	$63,854,132	$37,309,973
Gross profit	$4,244,151	$2,320,675	$13,157,361	$7,333,162
Gross profit margin	18.5%	20.8%	20.6%	19.7%
Net income (loss)	$(1,725,195)	$254,646	$(1,715,146)	$301,649
Adjusted EBITDA	$134,363	$57,772	$1,563,705	$208,254

Adjusted EPS - basic	$0.00	$0.00	$0.04	$0.01
Adjusted EPS – diluted	$0.00	$0.00	$0.04	$0.00
Weighted average shares outstanding - basic	36,195,065	33,596,375	36,195,065	33,596,375
Weighted average shares outstanding - diluted	36,195,065	45,477,429	36,195,065	45,477,429

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the financial tables included below for the Company’s GAAP financial statements and a reconciliation of GAAP results to Non-GAAP measures.

“2015 was a milestone year for Quest Solution with the integration of BCS Solutions and the acquisition of ViascanQdata in the fourth quarter,” stated Gilles Gaudreault, Chief Executive Officer of Quest Solution, Inc. “We experienced solid sales growth and have provided a foundation for the company to grow stronger in 2016. Efforts are underway to creating a world class delivery infrastructure for new sales, improved profitability and exemplary customer service. Our current focus is on streamlining our capital structure and integrating the ViascanQData and Quest Solution operations, driving expense reduction as we eliminate duplicative costs and unlock expected synergies. We are confident we can achieve annualized cost savings of approximately $1 million, enabling us to grow the business profitably.”

Fourth Quarter and Full-Year Financial Results

Revenue

Revenue for the three months ended December 31, 2015 increased 105% to $22.9 million compared to $11.2 million for the three months ended December 31, 2014. This increase was due to primarily to the acquisition of Bar Code Solutions (“BCS”) in November 2014, the merger with ViascanQData in the fourth quarter and additional sales activity in the fourth quarter of 2015. For the year ended December 31, 2015 revenue was $63.9 million compared to $37.3 million for the year ended December 31, 2014, an increase of 71%. The increase in revenue is attributable to the acquisition of BCS that the Company completed during the fourth quarter 2014 and ViascanQdata that closed on October 1, 2015. Revenue for 2015 and 2014 was generated from the sales of hardware, software, media and related services by the Company to its customers.

Gross Margin

Gross profit margin for the three months ended December 31, 2015 was 18.5% of revenue compared to 20.8% for the three months ended December 31, 2014 with the decrease the result of a large customer order delivered in Q4 and product mix. For the year ended December 31, 2015, gross margin was 20.6% of revenue compared to 19.7% for the year ended December 31, 2014. The improvement in gross margin for the full year was primarily due to additional services being offered to our customers.

Net Income (loss)

Net loss for the three month period ended December 31, 2015 was $1.7 million compared to net income of $255,000 for the three months ended December 31, 2014. For the year ended December 31, 2015, net loss was $1.7 million compared to a net income of $302,000 for the year ended December 31, 2014. The decrease in income is attributable to the amortization of intangibles and the interest expense as well as the acquisition costs for ViascanQdata on October 1, 2015.

EBITDA

The company’s operating expenses during both the three and 12 month periods ended December 31, 2015 and 2014 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options.

Without the effect of these non-cash expenses, the pro forma Earnings Before Interest, Taxes and Depreciation and Amortization (“EBITDA”) for the three months ended December 31, 2015 was a loss of approximately $280,000 compared to a loss of EBITDA of $166,000 for the three months ended December 31, 2014. `EBITDA for 2015 was $812,000 compared to a loss of $100,200 in 2014. Adjusted EBITDA for the 12 months ended December 31, 2015 was $1.6 million compared to $208,000 for the 12 months ended December 31, 2014.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

Balance Sheet Summary

Net deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged. As stated in the footnotes to the financials, the company had deferred revenue of $7.26 million and deferred costs of $6.11 million. This net deferred revenue of $1.27 million at December 31, 2015 will be recognized in income over the term of the contracts, normally one to five years, with three years being the average term.

As of December 31, 2015, the Company had deferred tax assets of approximately $2.44 million which included net operating loss (“NOLs”) carryforwards for U.S. federal income tax purposes and are available to offset future taxable income, if any. The Company has assessed a valuation allowance of $1.85 million to reflect total net deferred tax assets of $594,542. The NOLs begin to expire in 2024. This deferred tax asset created a gain on the financial statements of the company.

The company completed the redemption and cancellation of 900,000 common shares from the former founder of the company.

Subsequent Events

The board of directors has approved the creation of a Series C Preferred Stock which will carry a $1.00 per share value and convertible into common stock at $1.00 per share. The Company intends to work with debt holders for them to convert their debt into the Series C Preferred Stock. The Company intends to have at least $4 million of debt converted into the Series C Preferred by June 2016.

The Company plans to repurchase at least 4.5 million shares of common stock (including the 900,000 shares acquired on December 31, 2015 mentioned above) through the end of 2016. The company is repurchasing these shares to create the Company’s Employee Stock Purchase Plan (“ESPP”) and to reduce the issued and outstanding shares of the Company. The ESPP will allow all employees to purchase shares of stock directly from the Company and eventually directly from the market.

Backlog

The Company’s backlog of signed, contracted orders at December 31, 2015 was $4.1 million. The backlog reflects orders expected to be delivered during the first half of 2016.

About Quest Solution, Inc

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States and Canada.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification) and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Investor Relations & Financial Media:

Investor Contact:

Hayden IR

Brett Maas

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or

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Quest Solution, Inc.

Consolidated Statements of Operations

	Year ended
	December 31,
	2015	2014
Revenues
Gross Sales	$64,512,302	$37,559,554
Less sales returns, discounts, & allowances	(658,170)	(249,581)
Total Revenues	63,854,132	37,309,973

Cost of goods sold
Cost of goods sold	50,686,771	28,703,519
Cost of goods sold, related party		1,273,292
Total costs of goods sold	50,686,771	29,976,811

Gross profit	13,157,361	7,333,162

Operating expenses
General and administrative	3,465,514	1,346,761
Salary and employee benefits	8,492,549	5,462,268
Depreciation and amortization	2,703,038	25,598
Professional fees	429,519	656,238
Total operating expenses	15,090,620	7,490,865

Income (loss) from operations	(1,933,259)	(157,703)

Other income (expenses):
Gain on debt settlement	-	184,351
Gain (Loss) on intangible	374,500	(93,578)

Loss on settlement	-	(18,995)
Interest expense	(1,610,237)	(871,971)
Other expenses	(173,627)	(82,020)
Loss on foreign currency	(229,442)	-
Other income	71,461	42,148
Total other income (expenses)	(1,567,345)	(840,065)

Net Income Before Income Taxes	(3,500,604)	(997,768)

(Provision) Benefit for Income Taxes
Deferred	1,797,977	1,299,417
Current	(12,453)	-

Net income (loss)	$(1,715,080)	$301,649

Net income (loss) per share – basic	$(0.05)	$0.01
Net income (loss) per share – diluted	$(0.05)	$0.01

Weighted average number of common shares outstanding – basic	36,195,065	33,596,375
Weighted average number of common shares outstanding – diluted	36,195,065	45,477,429

Quest Solution, Inc.

Consolidated Balance Sheets

	As of
	December 31,
	2015	2014
ASSETS
Current assets
Cash	$842,715	$233,741
Cash, Restricted	690,850
Accounts receivable	11,409,258	9,099,229
Inventory	2,731,612	606,231
Prepaid Expenses	730,591	191,498
Deferred tax asset, current	160,545
Other current assets	396,775	377,060
Total current assets	16,962,346	10,507,759

Fixed assets, net of accumulated depreciation of $1,962,497_and $1,781,086, respectively	1,450,660	206,662
Deferred tax asset, non-current	433,997	1,299,417
Goodwill	21,252,024	14,101,306
Trade name	3,513,481	2,700,000
Intangibles, net	8,250	466,870
Customer relationships	7,560,352	4,390,000
Other assets	689,347	317,304

Total assets	$51,870,457	$33,989,318

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$19,489,978	$7,406,146
Accounts payable and accrued liabilities, related party	177,776	51,806
Line of credit	5,450,657	1,819,346
Advances, related party	400,000	50,000
Accrued payroll and sales tax	1,598,335	917,079
Deferred revenue, net	742,976	288,342
Current portion of note payable	1,255,477	310,000
Notes payable, related parties, See Notes 5, 15, 16	7,146,820	4,201,650
Other current liabilities	433,784	556,985
Total current liabilities	37,055,083	15,601,353

Long term liabilities
Note payable, related party, net of debt discount	13,910,078	17,007,175
Long term payable of note payable	569,477	-
Deferred tax liability	-	29,783
Deferred revenue, net	533,874
Other long term liabilities	271,902	157,495
Total liabilities	52,341,824	32,795,806

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 25,000,000 shares authorized 0 and 500,000 shares outstanding as of December 31, 2015 and December 31, 2014, respectively.	-	500
Series B Preferred stock; $0.001 par value; 5,200,00 shares Authorized and 0 shares outstanding as of December 31, 2015 and December 31, 2014 respectively	5,200	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 36,871,478 and 35,029,495 shares outstanding of December 31, 2015 and December 31, 2014 respectively.	36,871	35,029
Additional paid-in capital	17,942,798	17,900,139
Accumulated (deficit)	(18,457,326)	(16,742,156)
Total stockholders’ equity (deficit)	(471,367)	1,193,512
Total liabilities and stockholders’ equity (deficit)	$51,870,547	$33,989,318

The above balance sheet and income statement should be reviewed in conjunction with the full set of footnotes included in our Form 10K filed with the SEC and available at www.SEC.gov.

Quest Solution, Inc.

Unaudited

Reconciliation of GAAP Measures to Non-GAAP Measures

	Q4 2015	Q4 2014	2015	2014
	3 months ending	3 months ending	12 months ending	12 months ending
EBITDA Calculation:
Net (loss) Income	$(1,725,195)	$254,646	$(1,715,080)	$301,649
Depreciation & Amortization	$2,633,122	$7,709	$2,703,038	$25,598
Income Tax (benefit)	$(1,785,524)	$(1,299,417)	$(1,785,524)	$(1,299,417)
Interest Expense	$597,822	$870,596	$1,610,237	$871,971
EBITDA	$(279,775)	$(166,466)	$812,671	$(100,199)

Adjusted EBITDA Calculation:

EBITDA	$(279,775)	$(166,466)	$812,671	$(100,199)

Non Cash stock compensation	$414,138	$224,238	$751,034	$308,453
Adjusted EBITDA	$134,363	$57,772	$1,563,705	$208,254

Net Revenue	$22,909,208	$11,169,105	$63,854,132	$37,309,973